Exhibit 10.0

                                                                  EXECUTION COPY

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of January 31, 2005 by and between Meditech Pharmaceuticals, Inc., a Nevada corporation ("Assignor"), and East West Distributors, Inc., a Nevada corporation ("Assignee").

                              W I T N E S S E T H:

     WHEREAS, Assignor has agreed to sell, transfer, convey, assign and deliver to Assignee all of its right, title and interest in, to and under the personal property listed on Exhibit A hereto (collectively, the "Assigned Rights") to Assignee and Assignee has agreed to acquire the Assigned Rights and to assume any and all liabilities related to the Assigned Rights.

     WHEREAS, Assignor has agreed to transfer and has transferred all of its right, title and interest in, to and under certain intellectual property rights to Assignee, and Assignee has agreed to acquire such intellectual property rights and assume any and all liabilities related to such intellectual property rights pursuant to separate assignment agreements.

     WHEREAS, Assignor desires to sell, transfer, convey, assign and deliver to Assignee all of its right, title and interest in, to and under that certain Joint Venture Agreement dated as of March 5, 2003, by and between Assignor and Elan Group Limited of Australia ("Elan"), as amended (the "Agreement"), and Assignee has agreed to acquire such rights under the Agreement and to assume any and all liabilities related to the Agreement.

     WHEREAS, Elan has previously consented in writing to the transfer of the Agreement by Assignor to Assignee.

     NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

     1. Assignment of Assigned Rights and Agreement. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby sells, transfers, conveys, assigns and delivers to Assignee all of its right, title and interest in, to and under the Assigned Rights and the Agreement free and clear of all encumbrances.

     2. Assumption of Obligations. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignee hereby agrees to assume, perform and discharge all obligations relating to the Assigned Rights and the Agreement.

     3. Further Assurances. Assignor and Assignee shall execute, acknowledge and deliver to the other such documents and take such other actions as may be reasonably necessary to effect the provisions of Paragraphs 1 and 2 of this Agreement.

     4. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

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     6. Heading;  Terms.  The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning of the provisions hereof.

     7. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.











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     IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Agreement as of the date set forth above.



                                                  MEDITECH PHARMACEUTICALS, INC.



                                                  BY
                                                    ----------------------------
                                                    Name:
                                                    Title:
                                                  EAST WEST DISTRIBUTORS, INC.



                                                  BY
                                                    ----------------------------
                                                    Name:
                                                    Title:











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                                    EXHIBIT A
                                    ---------
                                Personal Property

1. Gateway Computer serial #1099922383
2. Gateway Computer serial #0021665578
3. Computer Desk - 3 tier